Exhibit 23.1
Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in Amendment No. 4 to the Registration Statement of Verecloud, Inc. on Form S-1, of our report dated February 26, 2010,  relating to the financial statements of Verecloud, Inc. for the six months ended June 30, 2009 and the two years ended December 31, 2008 and 2007.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Littleton, Colorado

April 7, 2010